UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  February 15, 2006

MAIR HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-17895	41-1616499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fifth Street Towers, Suite 1360

150 South Fifth Street

Minneapolis, MN  55402

(Address of Principal Executive Offices, including Zip Code)

(612) 333-0021

Registrant’s Telephone Number, including Area Code

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In its previous filings with the Securities and Exchange Commission, MAIR Holdings, Inc. (the “Company”) disclosed that it guaranteed the obligations of its wholly-owned subsidiary, Mesaba Aviation, Inc. (“Mesaba”) in connection with Mesaba’s hangar facility at the Cincinnati/Northern Kentucky airport. The Company’s guaranty, among other things, guaranteed the prompt payment of amounts due under the Kenton County Airport Board Special Facilities Revenue Bonds. On February 15, 2006, the Company received notice that the trustee for the bondholders declared the Company’s liability for all sums to be immediately due and payable. As of February 1, 2006, the remaining principal balance due and owing on the bonds was approximately $13,015,000, with interest accruing on the principal at the rate of approximately $2,400 per day. The trustee requested that the Company make full payment of the balance due on the bonds, as well as the trustee’s expenses related to the bonds, by February 24, 2006. The Company is negotiating with the trustee regarding an extension to this deadline to allow the Company sufficient time to evaluate its options with respect to the hangar facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2006	By	/s/ Ruth M. Timm
Ruth M. Timm
	Its	Vice President, General Counsel